EX-23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Columbia Financial, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333‑221912) on Form S-1 and in registration statements (No. 333-226466 and No. 333-232766) on Form S-8 of Columbia Financial, Inc. of our reports dated March 2, 2020, with respect to the consolidated statements of financial condition of Columbia Financial, Inc. and subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years ended December 31, 2019 and 2018, the three-months ended December 31, 2017, and the year ended September 30, 2017, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of Columbia Financial, Inc.

/s/ KPMG LLP
Short Hills, New Jersey
March 2, 2020